RICHARD H. MORAN, CPA, PA
13890 SW 100th LANE
MIAMI, FL 33186
RHMORANCPA@AOL.COM
(305) 304-9346

January 27, 2021

U.S. Securities & Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549
202-551-5300 ph
202-772-9252 fax

Via facsimile: (202) 772-9252

To Whom It May Concern,

This letter is to inform you that effective January 27, 2021 RICHARD H. MORAN, CPA, PA is no longer the independent auditor of record for the following registrant:

BorrowMoney.com, Inc.
512 Bayshore Dr., Suite 201
Fort Lauderdale, FL 33304
Ticker Symbol: BWMY

Sincerely,

RICHARD H. MORAN, CPA, PA

Cc: Aldo Piscitello, CEO, BorrowMoney.com, Inc.
Dr. Andrew Trumbach